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                                                                  EXHIBIT 10.29

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         Amendment dated as of September 15, 1999 to the Employment Agreement dated as of September 18, 1996 between Firearms Training Systems, Inc. (the "Company") and Peter A. Marino (the "Executive"), the benefits of which have previously been assigned by the Company to its wholly-owned subsidiary, FATS, INC. ("FATS").

         WHEREAS, the Company, FATS and the Executive have mutually agreed that the Executive's employment with the Company, FATS and any related entity will terminate as of September 30, 1999, and desire that such termination shall be treated as a "Termination without Cause" within the meaning of Section 4(d) of his Employment Agreement and to make certain other provisions in connection therewith;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, Employee, the Company and FATS agree as follows:

1. Termination Without Cause. Termination of Employee's employment shall occur on September 30, 1999 (the "Severance Date") and be a Termination Without Cause having the effects of and as described in Section 4(d) of the Employment Agreement, provided, that the date of "October 15, 1999" in the last sentence of such section is hereby amended to be "September 30, 1999". Except as otherwise provided herein, the provisions of the Employment Agreement, including the obligations of the parties thereunder, shall continue as and to the extent provided in Section 4(d) thereof in the event of a Termination without Cause.

2. Resignations. Effective as of the Severance Date, Employee shall resign from his position as an officer or a director, as the case may be, of the Company, FATS and all related entities including (i) FATS Canada Holdings, Inc., (ii) Simtran Technologies, Inc., (iii) Dart International, Inc., (iv) Firearms Training Systems Netherlands, B.V. and (v) FSS, Inc.

3. Stock Options. The Series A, Series B and Series D stock option agreements (the "Stock Option Agreements") currently held by Employee shall be amended so that all options held by Employee, to the extent exercisable by the Employee on the Severance Date, shall be exercisable by Employee or his Legal Representative at any time on or before December 29, 2001. Any unvested options shall be terminated as the Severance Date.


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Employee's termination shall be considered to be a termination by the Company other than for "Cause" (as defined in the Stock Option Agreements) nor pursuant to reasons described in subsection (b),(c) or (d) of Section 2.2 of such Stock Options.

4. Release

a. The Employee, on his own behalf and on behalf of anyone claiming through him, hereby agrees and promises not to sue, file an administrative charge, or otherwise initiate any legal proceeding against, and further agrees to release and discharge the Company, FATS and their respective stockholders, divisions, subsidiaries, partnerships, affiliates and/or other related entities, including the entities described in the Prospectus for Firearms Training Systems, Inc. dated November 26, 1996 as the "Centre Entities," and each of these entities' past, present, and future trustees, fiduciaries, shareholders, administrators, directors, officers, agents, partners, members, employees, attorneys, and the predecessors, successors, and assigns of each of them (hereinafter collectively referred to as the "Released Parties") with respect to any and all claims, rights, or causes of action that the Employee now has, has ever had, or may ever have, whether currently known or unknown, against any of the Released Parties arising from any act or omission of any nature or kind from the beginning of time through the date the Employee executes this Agreement including, but not limited to, claims, rights, or causes of action related in any way to the Employee's employment, hiring, conditions of employment, or termination from employment in accordance with the terms of this Agreement, and including, but not limited to, any claims, rights, or causes of action arising under any federal, state, or local law, regulation, or ordinance or the common law including, but not limited to, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, ERISA, and the Family and Medical Leave Act of 1993.

b. Notwithstanding the provisions of Section 4(a) of this Agreement, nothing herein is intended to release, discharge, or extinguish any rights that the Employee may have under the Firearms Training Systems, Inc. 401(k) Profit Sharing Plan, in accordance with the terms of such plan.

c. Nothing in this Agreement is intended to or shall be construed as an admission by the Company or FATS or any of the other Released Parties that it has violated any law, interfered with any right, breached any obligation, or otherwise engaged in any improper or illegal conduct with respect to the Employee or


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otherwise, and the Released Parties expressly deny any such illegal or wrongful conduct.

5. Entire Agreement. This Amendment and the Employment Agreement and the agreements referenced herein and therein embody the entire agreement and understanding of the parties hereto with regard to the matters described herein.

6. Binding Effect. This Amendment shall inure to the benefit of the Company, FATS and its successors and assignees, and shall be binding upon the Employee and the Employee's heirs, administrators, executors, and personal representatives.

7. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.


                                            FIREARMS TRAINING SYSTEMS, INC.

                                            By:
                                               ------------------------------
                                                  (                       )

                                            FATS, INC.

                                            By:
                                               ------------------------------
                                                  (                       )

                                            ------------------------------
                                                 Peter A. Marino


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